OUM&CO.™
ACCOUNTANTS & BUSINESS ADVISORS

August 16, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Ladies and Gentlemen:

We have read Kyto Technology and Life Science, Inc.'s statements included under Item 4.01 of its Form 8-K dated August 16, 2021, and are in agreement with the statements contained therein concerning our firm in response to Item 304(a) of Regulation S-K.

Very truly yours,

OUM & Co. LLP

601 California St. Ste 1800 San Francisco, CA 94108 | P: 415- 434-3744 | F: 415-788-2260 | www.oumcpa.com